Exhibit 99.(4)(a)(1)

CONTRACT SPECIFICATIONS

CONTRACT DATA

Contract Number:	[NM99999999]	Contract Date:	[11-30-2022]
Contract Type:	[Non-Qualified]	Minimum Issue Age: Maximum Issue Age:	[45] [80]
Owner(s):	[John Doe] [Jane Doe]	Owner’s Age:	[45] [45]
Annuitant(s):	[John Doe] [Jane Doe]	Annuitant’s Age:	[45] [45]
Annuity Date:	[01-01-2072]	Annuitant’s Sex:	[Male] [Female]

PURCHASE PAYMENTS
Initial Purchase Payment Amount:			[$100,000]
Minimum Purchase Payment Amount for Non-Qualified Contracts:			[$50,000]

Minimum Purchase Payment Amount for Qualified Contracts:			[$50,000]

Maximum Aggregate Purchase Payment Amount Without Pacific Life Home Office Approval:			[$1,000,000]
Number of Days to Receive Purchase Payments from Pacific Life Initiated Transfers:			[90]

Interest Rate Used for Misstatement of Age and/or Sex:			1.50%
Basis of Computations Interest Rate: Minimum Contract Value to Avoid Contract Termination:			1.0% $1,000

Minimum Withdrawal Amounts:	• [$500] for each unscheduled Withdrawal • [$250] for each systematic Withdrawal • [$100] for each systematic Withdrawal paid by electronic funds transfer (EFT)

Maximum Annuitization Age:	95
Minimum Annuitization Amount:	$2,000
Minimum Annuity Payment Amount:	$20

10-2021-CS5

3A

CONTRACT SPECIFICATIONS (continued)

FEES AND CHARGES

Mortality and Expense Risk Charge:	[0.60%]
Administrative Fee:	[0.25%]

WITHDRAWAL CHARGE PERIOD / TABLE OF WITHDRAWAL CHARGE PERCENTAGES

5-year:

From Issue Date	Withdrawal Charge Percentages
Contract Year 1	2%
Contract Year 2	2%
Contract Year 3	2%
Contract Year 4	2%
Contract Year 5	2%
Contract Year 6 and later	0%

RIDER(S)

Name	Current Annual Charge %
[Return of Purchase Payment Death Benefit Rider]	[0.25%]
[Guaranteed Withdrawal Benefit XXVII Rider]	[%]

For a complete description of the charges, fees and deductions shown above and other applicable fees and charges, refer to the Charges, Fees and Deductions Provisions of the Contract or the Annual Charge provision of the Rider(s) shown above, if applicable.

INVESTMENT OPTION

[Fidelity VIP FundsManager 60%]

10-2021-CS5

3B

CONTRACT SPECIFICATIONS (continued)

SERVICE CENTER

Send Forms and written requests to:	Send Payments to:
Pacific Life & Annuity Company	Pacific Life & Annuity Company
[P.O. Box 2829	[P.O. Box 2736
Omaha, Nebraska 68103-2829]	Omaha, Nebraska 68103-2736]

Hours: [Between 6:00 am and 5:00 pm, Pacific Standard Time.]

Toll-Free Number for Contract Owners:  [1-800-748-6907]

Toll-Free Number for Financial Professionals:  [855-810-3303]

Website: [www.PacificLife.com]

Please use our toll-free telephone number to present inquiries or obtain information about your coverage and for us to provide assistance in resolving complaints.

10-2021-CS5

3C